Exhibit 99.1

February 18, 2016

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Manager, Communications	Vice President, Investor Relations
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com

NiSource reports 2015 earnings
reflecting sustained growth in a dynamic year

•	Continued focus on creating customer value through well-established infrastructure modernization programs

•	2016 net operating earnings (non-GAAP) per share guidance reaffirmed at $1.00-$1.10

•	Planned infrastructure investments of approximately $1.4 billion in 2016

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $298.8 million, or $0.94 per share, for the twelve months ended Dec. 31, 2015, compared to $256.4 million, or $0.81 per share, in 2014. Operating earnings (non-GAAP) for the twelve months ended Dec. 31, 2015 were $832.1 million, compared to $777.8 million in 2014.

On a GAAP basis, NiSource reported income from continuing operations for the twelve months ended Dec. 31, 2015 of $198.6 million, or $0.63 per share, compared with $256.2 million, or $0.81 per share, in 2014. Operating income was $799.9 million for the twelve months ended Dec. 31, 2015, compared with $789.1 million in 2014. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP net income and operating income, respectively.

For the three months ended Dec. 31, 2015, NiSource’s net operating earnings (non-GAAP) were $99.6 million, or $0.31 per share, compared with $79.6 million, or $0.25 per share, for the same period in 2014. On a GAAP basis, income from continuing operations for the three months ended Dec. 31, 2015 was $64.4 million, or $0.20 per share, compared with $79.5 million, or $0.25 per share, for the same period in 2014.

As outlined in our third quarter update, on July 1, 2015 NiSource successfully completed the separation of Columbia Pipeline Group Inc. (CPG) (NYSE: CPGX) through a distribution of all of the common stock of CPG held by NiSource to NiSource shareholders. CPG financial results for all periods are classified as discontinued operations.

“2015 was a dynamic year of exciting change and progress for NiSource,” said NiSource President and CEO Joseph Hamrock. “Our teams executed for our customers through our investment-driven utility business plan while maintaining the commitments outlined throughout the separation of

Columbia Pipeline Group. We finished 2015 continuing to build momentum with an eye toward continued growth and enhanced performance in 2016.”

NiSource invested a record $1.37 billion across its gas and electric utilities in 2015. Since outlining its $30 billion in identified long-term regulated utility infrastructure investments, the company has now executed against approximately $2 billion of those investments. NiSource expects to invest$1.4 billion in capital during 2016 to continue to modernize and improve its system across all seven states.

Significant NiSource milestones achieved in 2015 included:

•
J.D. Power recognizing NiSource utilities for customer satisfaction, with Columbia Gas of Pennsylvania (CPA) an award winner for the second straight year, and Columbia Gas of Virginia (CVA) named one of the most improved brands in the nation.

•	Replacing 361 miles of priority pipe, including removing the last known cast iron pipe from the CVA system, and continuing to enhance safety and reliability for customers.

•
Completing significant regulatory initiatives that support enhanced safety, reliability, training and customer programs. This includes successful rate settlements in Massachusetts, Pennsylvania and Virginia; extension of CVA’s modernization program; approval of the first year of Columbia Gas of Massachusetts’ (CMA) Gas System Enhancement Plan; and continued execution of Columbia Gas of Ohio's (COH) modernization program.

•
Completion of the last of three flue gas desulfurization (FGD) units at Northern Indiana Public Service Co.’s (NIPSCO) coal-generation facilities, the culmination of $850 million in investments over approximately five years that have improved air quality and help ensure NIPSCO’s generation fleet remains in compliance with current environmental regulations.

•
Full deployment of automated meter reading (AMR) devices across our nearly 4 million natural gas and electric customers, completing a six-year project. This new meter technology enhances customer service and safety and reduces costs.

Fourth Quarter 2015 Highlights

During the fourth quarter of 2015, NiSource continued to advance its business plan by executing on its customer focused infrastructure investments and regulatory programs.

Gas Distribution Operations

•
On Dec. 3, 2015, the Pennsylvania Public Utility Commission approved a settlement in CPA's base rate case. The settlement maintains CPA's ability to continue replacing and upgrading its natural gas distribution system. The approved rate adjustment went into effect on Dec. 18, 2015 and will increase the company’s annual revenues by approximately $28 million. The settlement also included new incentives that will significantly reduce costs for customers converting to natural gas.

•
On Nov. 1, 2015, CMA implemented new rates under its previously approved base rate case settlement. The settlement supports CMA’s continued effort to modernize its pipeline infrastructure and transform its operations to continue to serve customers safely and reliably. The approved settlement provides for increased annual revenues of $32.8 million starting Nov. 1, 2015, with an additional $3.6 million annual increase starting Nov. 1, 2016.

•	NIPSCO continued executing on its seven-year, $817 million natural gas system modernization program. The company filed its semi-annual tracker and program update on

Aug. 31, 2015, and expects an order from the Indiana Utility Regulatory Commission (IURC) in the first quarter of 2016.

Electric Operations

•
On Dec. 16, 2015, the IURC approved a settlement between NIPSCO, the Indiana Office of Utility Consumer Counselor and NIPSCO’s largest industrial customers which resolved all outstanding issues raised by parties in an Indiana Court of Appeals proceeding related to the company’s previous long-term electric infrastructure modernization plan.

•
On Dec. 31, 2015, NIPSCO filed a new $1.3 billion, seven-year electric infrastructure modernization plan with the IURC. The plan is focused on electric transmission and distribution investments made for safety, reliability, and system modernization. NIPSCO expects an order on its seven-year plan in the third quarter of 2016.

•
NIPSCO remains on schedule with its electric base rate case filed on Oct. 1, 2015 with the IURC. The case seeks to update rates to reflect the current costs of generating and distributing power, plus ongoing investments which are delivering substantial benefits to customers, including programs that have reduced the duration of power outages by 40 percent. An IURC decision is expected in the third quarter of 2016.

•
Progress also continued on two major electric transmission projects designed to enhance region-wide system flexibility and reliability. Right-of-way acquisition, permitting and substation construction are under way for both projects. Line and tower construction is expected to begin in 2016. These projects involve an investment of approximately $450 million for NIPSCO and are anticipated to be in service by the end of 2018.

“Our well-established utility investment programs continued to produce high value for our customers and investors in 2015,” Hamrock said. “Now in our first full year as a pure utility company, we’re deeply committed to leadership in safety and service to our customers and communities as core drivers of sustained and growing value.”

2016 Guidance, Financial & Growth Commitments Reaffirmed

Hamrock reaffirmed that NiSource expects to deliver non-GAAP net operating earnings per share of $1.00 to $1.10 in 2016. As outlined above, NiSource also expects to make approximately $1.4 billion in planned infrastructure enhancement investments during the year. This 2016 earnings and investment guidance provides the starting point for NiSource's long-term annual earnings per share and dividend growth projections of 4-6 percent annually.

NiSource remains committed to maintaining solid, investment grade credit ratings. Standard & Poor’s rates NiSource at BBB+, Moody’s rates NiSource at Baa2, and Fitch rates NiSource at BBB- with a positive outlook. As of Dec. 31, 2015, NiSource maintained $1.2 billion in net available liquidity, consisting of cash and available capacity under credit facilities.

Full-Year 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the year ended Dec. 31, 2015, were $832.1 million, compared to $777.8 million for the same period in 2014. Refer to Schedule 2 for the items included in 2015 and 2014 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource's business segments for the year ended Dec. 31, 2015, are discussed below.

Gas Distribution Operations reported operating earnings of $567.8 million for the year ended Dec. 31, 2015, compared with operating earnings of $517.4 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $105.5 million primarily attributable to an increase in regulatory and service programs, including the impact of new rates at CPA, CMA and CVA and the implementation of rates under COH's approved infrastructure replacement program.

Operating expenses, excluding the impact of trackers, increased by $55.1 million due primarily to higher employee and administrative costs, increased depreciation and higher property taxes. Additionally, 2015 included increased outside service costs and higher environmental expenses.

Electric Operations reported operating earnings of $279.5 million for the year ended Dec. 31, 2015, compared with operating earnings of $287.7 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $1.8 million from the comparable 2014 period.

Operating expenses, excluding the impact of trackers, increased by $10.0 million due primarily to increased depreciation due to higher capital expenditures placed in service.

Corporate and Other Operations reported an operating earnings loss of $15.2 million for the year ended Dec. 31, 2015, compared to an operating earnings loss of $27.3 million for the comparable prior period. The change is primarily attributable to lower corporate insurance costs in 2015.
Other Income (Deductions)
Interest expense in 2015 increased by $0.7 million compared to the prior year period.

Other, net reflected income of $17.4 million compared to income of $13.4 million in 2014.

The effective tax rate of net operating earnings was 36.3 percent compared to 37.7 percent for the same period last year.

Fourth Quarter 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the three months ended Dec. 31, 2015, were $248.9 million, compared to $227.1 million for the same period in 2014. Refer to Schedule 2 for the items included in 2015 and 2014 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the three months ended Dec. 31, 2015, are discussed below.

Gas Distribution Operations reported operating earnings of $184.8 million for the three months ended Dec. 31, 2015, compared with operating earnings of $173.8 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $26.9 million primarily attributable to increases in regulatory and service programs, including the impact of new rates at CPA and CMA, as well as the implementation of rates under COH’s approved infrastructure replacement program.

Operating expenses, excluding the impact of trackers, increased by $15.9 million due primarily to increased environmental expenses and higher depreciation. Additionally, 2015 included increased employee and administrative costs.

Electric Operations reported operating earnings of $54.1 million for the three months ended Dec. 31, 2015, compared with operating earnings of $63.5 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $4.6 million primarily due to increased environmental investment cost recovery and higher revenues resulting from two electric transmission projects.

Operating expenses, excluding the impact of trackers, increased by $14.0 million due primarily to higher outside service costs, increased depreciation and higher other taxes.

Corporate and Other Operations reported operating earnings of $10.0 million for the three months ended Dec. 31, 2015, compared to an operating earnings loss of $10.2 million for the comparable prior period. The change is primarily due to decreased employee and administrative costs and lower corporate insurance costs in 2015.
Other Income (Deductions)
Interest expense increased by $2.2 million in the last quarter of 2015 compared to the prior year period.

Other, net reflected income of $5.8 million compared to no income or loss in 2014.

The effective tax rate of net operating earnings was 37.9 percent compared to 41.0 percent for the same period last year. The change in the effective tax rate was primarily due to state apportionment changes and permanent items as the result of re-measurement following the separation of CPG.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings and operating earnings, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes such measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the Company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be differences between such measures and GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, environmental laws, the impact of asset sales, separation-related costs, and certain income tax items. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s more than 7,000 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at
www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding NiSource’s business, performance, infrastructure investments and growth. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, but are not limited to, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-

attacks; risks associated with construction and natural gas cost and supply; extreme weather conditions; the ability of subsidiaries to generate cash; uncertainties related to the expected benefits of the separation of CPG and other matters set forth in the “Risk Factors” section of NiSource’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$510.3	$718.3	$2,093.1	$2,578.4
Gas Transportation	229.9	276.8	969.8	987.2
Electric	377.4	392.1	1,577.3	1,677.1
Other	7.3	4.8	27.2	15.2
Gross Revenues	1,124.9	1,392.0	4,667.4	5,257.9
Cost of Sales (excluding depreciation and amortization)	336.4	603.3	1,643.7	2,372.7
Total Net Revenues	788.5	788.7	3,023.7	2,885.2
Operating Expenses
Operation and maintenance	316.9	312.3	1,230.9	1,206.2
Operation and maintenance - trackers	30.4	64.5	180.2	161.1
Depreciation and amortization	128.5	122.6	508.6	483.8
Depreciation and amortization - trackers	4.9	1.2	15.8	3.1
Other taxes	43.2	40.3	186.9	179.3
Other taxes - trackers	15.7	20.7	69.2	73.9
Total Operating Expenses	539.6	561.6	2,191.6	2,107.4
Operating Earnings	248.9	227.1	832.1	777.8
Other Income (Deductions)
Interest expense, net	(94.3)	(92.1)	(380.2)	(379.5)
Other, net	5.8	—	17.4	13.4
Total Other Deductions	(88.5)	(92.1)	(362.8)	(366.1)
Operating Earnings From Continuing Operations
Before Income Taxes	160.4	135.0	469.3	411.7
Income Taxes	60.8	55.4	170.5	155.3
Net Operating Earnings from Continuing Operations	99.6	79.6	298.8	256.4
GAAP Adjustment	(35.2)	(0.1)	(100.2)	(0.2)
GAAP Income from Continuing Operations	$64.4	$79.5	$198.6	$256.2
Basic Net Operating Earnings Per Share from Continuing Operations	$0.31	$0.25	$0.94	$0.81
GAAP Basic Earnings Per Share from Continuing Operations	$0.20	$0.25	$0.63	$0.81
Basic Average Common Shares Outstanding	318.8	315.8	317.7	315.1

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Gas Distribution Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$743.3	$999.0	$3,080.3	$3,574.5
Less: Cost of gas sold	225.6	467.9	1,155.5	1,762.7
Net Revenues	517.7	531.1	1,924.8	1,811.8
Operating Expenses
Operation and maintenance	208.2	197.7	796.4	763.6
Operation and maintenance - trackers	22.9	58.2	148.9	136.7
Depreciation and amortization	59.8	55.9	232.6	217.6
Other taxes	26.3	24.8	109.9	102.6
Other taxes - trackers	15.7	20.7	69.2	73.9
Total Operating Expenses	332.9	357.3	1,357.0	1,294.4
Operating Earnings	$184.8	$173.8	$567.8	$517.4
GAAP Adjustment	(23.9)	0.8	(12.0)	19.6
GAAP Operating Income	$160.9	$174.6	$555.8	$537.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
Electric Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$377.5	$392.4	$1,578.8	$1,678.5
Less: Cost of sales	110.9	135.5	488.4	609.7
Net Revenues	266.6	256.9	1,090.4	1,068.8
Operating Expenses
Operation and maintenance	122.2	113.4	448.1	450.5
Operation and maintenance - trackers	7.5	6.3	31.3	24.4
Depreciation and amortization	63.5	60.3	251.9	241.3
Depreciation and amortization - trackers	4.9	1.2	15.8	3.1
Other taxes	14.4	12.2	63.8	61.8
Total Operating Expenses	212.5	193.4	810.9	781.1
Operating Earnings	$54.1	$63.5	$279.5	$287.7
GAAP Adjustment	(3.9)	0.5	(15.1)	(5.0)
GAAP Operating Income	$50.2	$64.0	$264.4	$282.7

	Three Months Ended December 31,		Twelve Months Ended December 31,
Corporate and Other Operations
(in millions)	2015	2014	2015	2014
Operating Earnings (Loss)	$10.0	$(10.2)	$(15.2)	$(27.3)
GAAP Adjustment	(1.6)	(1.5)	(5.1)	(3.3)
GAAP Operating Earnings (Loss)	$8.4	$(11.7)	$(20.3)	$(30.6)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended December 31,		Twelve Months Ended December 31,

Gas Distribution Operations	2015	2014	2015	2014
Sales and Transportation (MMDth)
Residential	64.0	88.3	262.0	295.2
Commercial	41.3	54.6	171.5	189.6
Industrial	124.9	128.2	522.7	512.9
Off System	8.0	9.3	32.7	44.9
Other	1.7	—	(0.2)	(0.1)
Total	239.9	280.4	988.7	1,042.5
Weather Adjustment	36.5	(2.6)	8.2	(36.4)
Sales and Transportation Volumes - Excluding Weather	276.4	277.8	996.9	1,006.1

Heating Degree Days	1,523	2,084	5,459	6,176
Normal Heating Degree Days	2,034	2,034	5,610	5,610
% Colder (Warmer) than Normal	(25)%	2%	(3)%	10%
Customers
Residential			3,113,324	3,098,052
Commercial			283,357	282,749
Industrial			7,578	7,637
Other			13	15
Total			3,404,272	3,388,453

	Three Months Ended December 31,		Twelve Months Ended December 31,

Electric Operations	2015	2014	2015	2014
Sales (Gigawatt Hours)
Residential	725.3	779.6	3,309.9	3,384.2
Commercial	931.0	932.2	3,866.8	3,864.2
Industrial	2,258.4	2,546.6	9,249.1	10,114.2
Wholesale	—	190.2	194.8	675.5
Other	32.5	43.5	137.7	148.2
Total	3,947.2	4,492.1	16,758.3	18,186.3
Weather Adjustment	45.3	(7.0)	64.7	72.3
Sales Volumes - Excluding Weather	3,992.5	4,485.1	16,823.0	18,258.6

Cooling Degree Days			762	663
Normal Cooling Degree Days			806	806
% Colder than Normal			(5)%	(18)%
Electric Customers
Residential			404,889	403,272
Commercial			55,053	54,635
Industrial			2,343	2,352
Wholesale			743	751
Other			6	5
Total			463,034	461,015

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Operating Earnings from Continuing Operations	$99.6	$79.6	$298.8	$256.4
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	(27.1)	1.3	(15.6)	14.3
Operating Expenses:
Environmental costs	(0.7)	—	(10.7)	—
Transaction costs	(1.2)	—	(4.3)	—
Loss on sale of assets	(0.4)	(1.5)	(1.6)	(3.0)
Total items excluded from operating earnings	(29.4)	(0.2)	(32.2)	11.3
Other Deductions:
Loss on early extinguishment of long-term debt	—	—	(97.2)	—
Income taxes - discrete items	(14.5)	—	(17.8)	(7.4)
Tax effect of above items	8.7	0.1	47.0	(4.1)
Total items excluded from net operating earnings	(35.2)	(0.1)	(100.2)	(0.2)
GAAP Income from Continuing Operations	$64.4	$79.5	$198.6	$256.2
Basic Average Common Shares Outstanding	318.8	315.8	317.7	315.1
Basic Net Operating Earnings Per Share from Continuing Operations	$0.31	$0.25	$0.94	$0.81
Items excluded from net operating earnings (after-tax)	(0.11)	—	(0.31)	—
GAAP Basic Earnings Per Share from Continuing Operations	$0.20	$0.25	$0.63	$0.81

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended December 31,

2015 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings	$184.8	$54.1	$10.0	$248.9
Net Revenues:
Weather - compared to normal	(23.9)	(3.2)	—	(27.1)
Total Impact - Net Revenues	(23.9)	(3.2)	—	(27.1)
Operating Expenses:
Environmental costs	—	(0.7)	—	(0.7)
Transaction costs	—	—	(1.2)	(1.2)
Loss on sale of assets	—	—	(0.4)	(0.4)
Total Impact - Operating Expenses	—	(0.7)	(1.6)	(2.3)
Total Impact - Operating Loss	$(23.9)	$(3.9)	$(1.6)	$(29.4)
Operating Income - GAAP	$160.9	$50.2	$8.4	$219.5

2014 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$173.8	$63.5	$(10.2)	$227.1
Net Revenues:
Weather - compared to normal	0.8	0.5	—	1.3
Total Impact - Net Revenues	0.8	0.5	—	1.3
Operating Expenses:
Loss on sale of assets	—	—	(1.5)	(1.5)
Total Impact - Operating Expenses	—	—	(1.5)	(1.5)
Total Impact - Operating Income (Loss)	$0.8	$0.5	$(1.5)	$(0.2)
Operating Income (Loss) - GAAP	$174.6	$64.0	$(11.7)	$226.9

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Twelve Months ended December 31,

2015 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$567.8	$279.5	$(15.2)	$832.1
Net Revenues:
Weather - compared to normal	(11.2)	(4.4)	—	(15.6)
Total Impact - Net Revenues	(11.2)	(4.4)	—	(15.6)
Operating Expenses:
Environmental costs	—	(10.7)	—	(10.7)
Transaction costs	—	—	(4.3)	(4.3)
Loss on sale of assets	(0.8)	—	(0.8)	(1.6)
Total Impact - Operating Expenses	(0.8)	(10.7)	(5.1)	(16.6)
Total Impact - Operating Loss	$(12.0)	$(15.1)	$(5.1)	$(32.2)
Operating Income (Loss) - GAAP	$555.8	$264.4	$(20.3)	$799.9

2014 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$517.4	$287.7	$(27.3)	$777.8
Net Revenues:
Weather - compared to normal	19.4	(5.1)	—	14.3
Total Impact - Net Revenues	19.4	(5.1)	—	14.3
Operating Expenses:
Gain (Loss) on sale of assets	0.2	0.1	(3.3)	(3.0)
Total Impact - Operating Expenses	0.2	0.1	(3.3)	(3.0)
Total Impact - Operating Income (Loss)	$19.6	$(5.0)	$(3.3)	$11.3
Operating Income (Loss) - GAAP	$537.0	$282.7	$(30.6)	$789.1

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$486.4	$719.0	$2,081.9	$2,597.8
Gas Transportation	229.9	276.9	969.8	987.4
Electric	374.2	392.6	1,572.9	1,672.0
Other	7.3	4.8	27.2	15.2
Gross Revenues	1,097.8	1,393.3	4,651.8	5,272.4
Cost of Sales (excluding depreciation and amortization)	336.4	603.3	1,643.7	2,372.9
Total Net Revenues	761.4	790.0	3,008.1	2,899.5
Operating Expenses
Operation and maintenance	349.2	376.8	1,426.1	1,367.3
Depreciation and amortization	133.4	123.8	524.4	486.9
Loss on sale of assets and impairments, net	0.4	1.5	1.6	3.0
Other taxes	58.9	61.0	256.1	253.2
Total Operating Expenses	541.9	563.1	2,208.2	2,110.4
Operating Income	219.5	226.9	799.9	789.1
Other Income (Deductions)
Interest expense, net	(94.3)	(92.1)	(380.2)	(379.5)
Other, net	5.8	—	17.4	13.4
Loss on early extinguishment of long-term debt	—	—	(97.2)	—
Total Other Deductions	(88.5)	(92.1)	(460.0)	(366.1)
Income from Continuing Operations before Income Taxes	131.0	134.8	339.9	423.0
Income Taxes	66.6	55.3	141.3	166.8
Income from Continuing Operations	64.4	79.5	198.6	256.2
Income (loss) from Discontinued Operations - net of taxes	(5.0)	74.7	103.5	273.8
Net Income	59.4	154.2	302.1	530.0
Less: Net income attributable to noncontrolling interest	—	—	15.6	—
Net Income attributable to NiSource	$59.4	$154.2	$286.5	$530.0
Amounts attributable to NiSource:
Income from continuing operations	$64.4	$79.5	$198.6	$256.2
Income (loss) from discontinued operations	(5.0)	74.7	87.9	273.8
Net Income attributable to NiSource	$59.4	$154.2	$286.5	$530.0
Basic Earnings (Loss) Per Share
Continuing operations	$0.20	$0.25	$0.63	$0.81
Discontinued operations	(0.01)	0.24	0.27	0.87
Basic Earnings Per Share	$0.19	$0.49	$0.90	$1.68
Diluted Earnings (Loss) Per Share
Continuing operations	$0.20	$0.25	$0.63	$0.81
Discontinued operations	(0.01)	0.24	0.27	0.86
Diluted Earnings Per Share	$0.19	$0.49	$0.90	$1.67
Basic Average Common Shares Outstanding	318.8	315.8	317.7	315.1
Diluted Average Common Shares	321.1	317.5	319.8	316.6

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	December 31, 2015	December 31, 2014
ASSETS
Property, Plant and Equipment
Utility plant	$18,946.9	$17,668.4
Accumulated depreciation and amortization	(6,853.4)	(6,629.5)
Net utility plant	12,093.5	11,038.9
Other property, at cost, less accumulated depreciation	18.0	18.5
Net Property, Plant and Equipment	12,111.5	11,057.4
Investments and Other Assets
Unconsolidated affiliates	6.9	8.3
Other investments	187.7	204.8
Total Investments and Other Assets	194.6	213.1
Current Assets
Cash and cash equivalents	15.5	24.9
Restricted cash	29.7	24.9
Accounts receivable (less reserve of $20.3 and $24.9, respectively)	660.0	920.8
Gas inventory	343.5	440.3
Underrecovered gas costs	34.8	32.0
Materials and supplies, at average cost	86.8	81.1
Electric production fuel, at average cost	106.3	64.8
Exchange gas receivable	21.0	28.3
Assets of discontinued operations	—	283.4
Regulatory assets	172.1	187.4
Prepayments and other	107.5	106.5
Total Current Assets	1,577.2	2,194.4
Other Assets
Regulatory assets	1,599.8	1,544.5
Goodwill	1,690.7	1,690.7
Intangible assets	253.7	264.7
Assets of discontinued operations	—	7,546.0
Deferred charges and other	65.0	79.0
Total Other Assets	3,609.2	11,124.9
Total Assets	$17,492.5	$24,589.8

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	December 31, 2015	December 31, 2014
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 319,110,083 and 316,037,421 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	5,078.0	4,787.6
Retained earnings (deficit)	(1,123.3)	1,494.0
Accumulated other comprehensive loss	(35.1)	(50.6)
Treasury stock	(79.3)	(58.9)
Total Common Stockholders’ Equity	3,843.5	6,175.3
Long-term debt, excluding amounts due within one year	5,948.5	8,151.5
Total Capitalization	9,792.0	14,326.8
Current Liabilities
Current portion of long-term debt	433.7	266.6
Short-term borrowings	567.4	1,576.9
Accounts payable	433.4	610.1
Customer deposits and credits	316.3	280.9
Taxes accrued	183.5	169.2
Interest accrued	129.0	140.7
Overrecovered gas and fuel costs	148.1	45.6
Exchange gas payable	62.3	101.5
Deferred revenue	6.6	3.4
Regulatory liabilities	83.3	61.1
Accrued liability for postretirement and postemployment benefits	4.9	5.3
Liabilities of discontinued operations	0.3	369.0
Legal and environmental	37.6	22.7
Accrued compensation and employee benefits	136.4	166.8
Other accruals	114.7	144.5
Total Current Liabilities	2,657.5	3,964.3
Other Liabilities and Deferred Credits
Deferred income taxes	2,365.3	2,165.8
Deferred investment tax credits	14.8	17.1
Deferred credits	90.7	100.9
Accrued liability for postretirement and postemployment benefits	759.7	733.9
Liabilities of discontinued operations	—	1,558.4
Regulatory liabilities	1,350.4	1,379.6
Asset retirement obligations	254.0	136.2
Other noncurrent liabilities	208.1	206.8
Total Other Liabilities and Deferred Credits	5,043.0	6,298.7
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$17,492.5	$24,589.8

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Year Ended December 31, (in millions)	2015	2014
Operating Activities
Net Income	$302.1	$530.0
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Loss on early extinguishment of debt	97.2	—
Depreciation and amortization	524.4	486.9
Net changes in price risk management assets and liabilities	3.7	2.6
Deferred income taxes and investment tax credits	135.3	161.4
Deferred revenue	7.2	(0.1)
Stock compensation expense and 401(k) profit sharing contribution	50.7	66.0
Loss on sale of assets and impairment, net	1.6	3.0
Income (loss) from unconsolidated affiliates	0.6	0.8
Income from discontinued operations - net of taxes	(103.5)	(273.8)
Amortization of discount/premium on debt	8.7	10.0
AFUDC equity	(11.5)	(10.7)
Changes in Assets and Liabilities
Accounts receivable	262.2	(42.8)
Income tax receivable	(0.6)	2.3
Inventories	46.9	(115.9)
Accounts payable	(190.5)	29.9
Customer deposits and credits	35.5	29.8
Taxes accrued	8.7	4.5
Interest accrued	(11.6)	4.3
Overrecovered gas and fuel costs	99.6	27.9
Exchange gas receivable/payable	(31.7)	(43.9)
Other accruals	(55.1)	4.4
Prepayments and other current assets	0.7	(4.5)
Regulatory assets/liabilities	(17.6)	(255.6)
Postretirement and postemployment benefits	25.6	136.0
Deferred credits	(10.1)	9.1
Deferred charges and other noncurrent assets	5.2	3.9
Other noncurrent liabilities	(20.3)	(4.3)
Net Operating Activities from Continuing Operations	1,163.4	761.2
Net Operating Activities from Discontinued Operations	293.4	558.4
Net Cash Flows from Operating Activities	1,456.8	1,319.6
Investing Activities
Capital expenditures	(1,360.7)	(1,282.5)
Proceeds from disposition of assets	4.5	4.7
Restricted cash withdrawals (deposits)	(4.8)	(17.1)
Cash contributions from CPG	3,798.2	—
Other investing activities	(62.2)	(18.6)
Net Investing Activities from (used for) Continuing Operations	2,375.0	(1,313.5)
Net Investing Activities used for Discontinued Operations	(430.1)	(803.1)
Net Cash Flows from (used for) Investing Activities	1,944.9	(2,116.6)
Financing Activities
Cash of CPG at Separation	(136.8)	—
Issuance of long-term debt	—	748.4
Repayments of long-term debt and capital lease obligations	(2,092.2)	(521.0)
Premiums and other debt related costs	(93.5)	(8.7)
Change in short-term borrowings, net	(936.4)	878.1
Issuance of common stock	22.5	30.3
Acquisition of treasury stock	(20.4)	(10.2)
Dividends paid - common stock	(263.4)	(321.3)
Net Financing Activities from (used for) Continuing Operations	(3,520.2)	795.6
Net Financing Activities from Discontinued Operations	108.6	—
Net Cash Flows from (used for) Financing Activities	(3,411.6)	795.6
Change in cash and cash equivalents from continuing operations	18.2	243.3
Change in cash and cash equivalents used for discontinued operations	(28.1)	(244.7)
Change in cash included in discontinued operations	0.5	(0.2)
Cash and cash equivalents at beginning of period	24.9	26.5
Cash and Cash Equivalents at End of Period	$15.5	$24.9